SCHEDULE II
                     INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-HARCOURT GENERAL

 MARIO J. GABELLI
                4/12/95              500-           40.5000

 GABELLI FUNDS, INC.

  THE GABELLI EQUITY TRUST,INC.
                4/12/95          382,000-           40.5000

  THE GABELLI ASSET FUND
                4/12/95          375,000-           40.5000

 GAMCO INVESTORS, INC.
                4/12/95        1,795,929-           40.5000
                4/11/95              250-           39.8750
                4/06/95              300-           39.2500
                3/31/95            1,500-           38.8750
                3/29/95              200-           39.6250
                3/13/95            2,500-           39.8750
                3/13/95            5,000-           40.1250
                3/10/95              600-           38.0000
                3/09/95           29,000-             *DO
                2/23/95              500-           36.6250
                2/17/95            3,000-           35.1250
                2/14/95              500            33.8750









(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.




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